Exhibit 24(b)8(s)

PARTICIPATION AGREEMENT

Among

THRIVENT FINANCIAL FOR LUTHERANS,

PIMCO VARIABLE INSURANCE TRUST,

PIMCO EQUITY SERIES VIT,

and

PIMCO INVESTMENTS LLC

THIS AGREEMENT, dated as of the 5 day of June, 2017, by and among Thrivent Financial for Lutherans, (the “Company”), a Wisconsin life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to individually and collectively as the “Account”), PIMCO Variable Insurance Trust and PIMCO Equity Series VIT (each a “Fund” and together the “Funds”), each a Delaware statutory trust and PIMCO Investments LLC (the “Underwriter”), a Delaware limited liability company.

WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with such Fund and Underwriter (“Participating Insurance Companies”);

WHEREAS, the shares of beneficial interest of the Funds are divided into several separate series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Funds may rely on an order (PIMCO Variable Insurance Trust, et al., Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998) (Order)) from the Securities and Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”);

WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Pacific Investment Management Company LLC (the “Adviser”), which serves as investment adviser to the Funds, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”) and whose principal underwriter is Thrivent Investment Management Inc., a registered broker-dealer with the SEC under the 1934 Act;

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Underwriter, which serves as distributor to the Funds, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class, Institutional Class, Advisor Class and/or Class M shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

ARTICLE I.

SALE OF FUND SHARES

1.1.     Each Fund has granted to the Underwriter exclusive authority to distribute such Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the applicable Fund (each a “Board” and together the “Boards”) may suspend or terminate the offering of such Fund’s shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the applicable Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2.     The applicable Fund shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the applicable Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.	Purchase and Redemption Procedures

(a)         Each Fund hereby appoints the Company as an agent of such Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios of such Fund made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the applicable Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of such Fund prior to the time that such Fund ordinarily calculates its net asset value as described from time to time in such Fund’s statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by such Fund on that same Business Day, provided that such Fund or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b)         The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the applicable Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the applicable Fund by wire to be received by such Fund by 2:00 p.m. Eastern Time on the Business Day such Fund is notified of the purchase request for Designated Portfolio shares. If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the applicable Fund’s request, reimburse such Fund for any charges, costs, fees, interest or other expenses incurred by such Fund in connection with any advances to, or borrowing or overdrafts by, such Fund, or any similar expenses incurred by such Fund, as a result of portfolio transactions effected by such Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the applicable Fund.

(c)         Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person by 2 p.m. Eastern Time on the next Business Day after the applicable Fund is properly notified of the redemption order of such shares except that each Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of such Fund as described in the then current statutory prospectus and/or statement of additional information (“SAI”), Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company. The applicable Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d)         Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the applicable Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by such Fund in federal funds prior to close of business for determination of such value, as defined from time to time in such Fund’s statutory prospectus.

(e)         The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) upon 45 days prior written notice to the applicable Fund and the Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the applicable Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the applicable Fund 45 days notice of its intention to do so.

1.4.        The applicable Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio of such Fund available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with such Fund’s statutory prospectus. Neither the Funds, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to a Fund or the Underwriter.

1.5.        The applicable Fund shall furnish same-day notice (by a mutually agreed upon method) to the Company as soon as reasonably practicable of the declaration of any income, dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio at ex-dividend date net asset value. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The applicable Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6.        Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.        (a)  The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; Fund shares may be sold to other insurance companies (subject to Section 2.2(ii) hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article IX, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts.

(b)        The Company shall not, without prior notice to the Funds (unless otherwise required by applicable law or order), take any action to operate the Account as a management investment company under the 1940 Act.

(c)        The Company shall not, without prior notice to the applicable Fund (unless otherwise required by applicable law), induce or encourage Contract owners to change or modify such Fund or remove or otherwise change such Fund’s distributor or investment adviser.

(d)        The Company shall not, without prior notice to the applicable Fund, induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of such Fund in a manner other than as recommended by the Board of such Fund.

1.8.        The Company acknowledges that, pursuant to Form 24F-2, a Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to Fund shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”). The Company agrees to provide the applicable Fund or its agent each year within 60 days of the end of such Fund’s fiscal year, or when reasonably requested by such Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Funds intend to rely on the information so provided.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1.        Each Fund represents and warrants that (i) such Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) such Fund is and shall remain registered under the applicable provisions of 1940 Act, (iii) Designated Portfolio shares of such Fund sold pursuant to this Agreement are registered under the 1933 Act (to the extent required thereunder) and are duly authorized for issuance, in accordance with applicable law (iv) such Fund shall amend the registration statement for the shares of the Designated Portfolios of such Fund under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) such Fund’s Board has elected for each Designated Portfolio of such Fund to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Neither Fund makes any representations or warranties as to whether any aspect of the Designated Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees to promptly notify the applicable Fund of any investment restrictions imposed by state insurance law applicable to such Fund or a Designated Portfolio. Neither Fund shall be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or a Fund by such Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of such Fund and shall advise such Fund at such time and in such manner as is necessary to permit such Fund to comply.

2.2.        The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the applicable Fund that they qualify to purchase shares of such Fund’s Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) (“Qualified Persons”), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.3.        Subject to Company’s representations and warranties in Sections 2.5 and 2.6, each Fund represents and warrants that it will invest the assets of each of its Designated Portfolios in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Fund represents and warrants that each of its Designated Portfolios has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. Each Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred with respect to such Fund, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

2.4.        Each Fund represents and warrants that each of its Designated Portfolios is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that such Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that such Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio of such Fund has ceased to so qualify or that it might not so qualify in the future.

2.5.        The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws (ii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law. The Company represents and warrants that it shall comply with the requirements of Rule 498 and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Funds’ summary prospectuses, as defined in Rule 498 under the 1933 Act, and any other duties assumed by the Company in this Agreement. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

2.6.        The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Funds and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Account is a “segregated asset account” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Funds and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.7.        The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents and warrants that the Adviser is: (i) lawfully organized and validly existing under the laws of its state of organization; (ii) duly registered as an investment adviser under the 1940 Act, as amended, and will remain duly registered under all applicable federal and state securities laws; and (iii) will comply with applicable state and federal securities laws as it relates to this Agreement.

2.8.        Each Fund and the Underwriter represents and warrants, individually and not on each other’s behalf, that each of its respective trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of such Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of such Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9.        The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of each applicable Fund and to pay to such Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to such Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Funds and the Underwriter in the event that such coverage no longer applies.

2.10.        The Company represents and warrants that it shall comply with any applicable privacy provisions of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, including Regulation S-P of the SEC, as well as with any other applicable federal or state privacy laws and regulations, including but not limited to (as applicable) the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq. The Company shall implement and maintain appropriate security measures for personal information of Fund shareholders and others in accordance with applicable laws, rules and regulations. The Company agrees that any “Non-Public Personal Information,” as the term is defined in Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting the Company to perform the services set forth in this Agreement. The Company acknowledges that, with respect to such information, it will comply with Regulation S-P and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other person, except: (i) to the extent required to carry out the services set forth in this Agreement; (ii) as otherwise required or permitted by law or regulation; or (iii) as requested by any regulatory body or governmental agency or body having jurisdiction over the Company.

2.11.     Anti-Money Laundering; Sanctions; Anti-Corruption

(a)        The Company represents and warrants that it has implemented, and agrees to maintain an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”), each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Company conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). The Company further represents and warrants that its anti-money laundering program includes written policies, a designated Compliance Officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program.

(b)        The Company represents and warrants that it has policies, procedures and internal controls in place which are reasonably designed so that neither it, nor any of its subsidiaries, nor any officer, director, or employee of it or its subsidiaries is an individual or entity (“Person”) that is, or is controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. Further, the Company will continue to undertake appropriate due diligence to ensure that neither the Company nor any Person is subject to Sanctions. Company further represents that the foregoing policy prohibits the Company and its officers, directors, employees and other representatives from soliciting or focusing its marketing effort directly or indirectly to any Person who is subject to Sanctions. The Company acknowledges its ongoing and continuing obligations to comply with the applicable Sanctions. The Company will provide reasonable assistance to the other parties hereto in connection with their respective obligations under the applicable Sanctions.

(c)        The Company represents, warrants, and covenants that (i) its officers, directors, employees, agents and other representatives (together with the Company, each a “Relevant Person”) are subject to written policies and procedures relating to anti-bribery and anti-corruption, and shall not commit, authorize or permit any action that would cause any Relevant Person to be in violation of any applicable anti-bribery and corruption laws (such as the U.S. Foreign Corrupt Practices Act and/or the UK Bribery Act, in each case, if applicable); (ii) in connection with any services provided in connection with this Agreement, the Relevant Persons have not taken nor will they take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving anything of value to, nor have the Relevant Persons received, nor will they receive, any payment or anything of value from, any person (whether directly or indirectly) while knowing that all or some portion of the money or value will be offered, given, promised or received by anyone improperly to influence official action, improperly to obtain or retain business or otherwise secure an illegal advantage; and (iii) it shall create and maintain accurate books and financial records in connection with the services performed under this Agreement. The Company shall promptly notify Underwriter if a Relevant Person becomes aware of any breach of this provision, and Underwriter may terminate this Agreement with immediate effect in the event of such breach by any Relevant Person.

2.12.    The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide each Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of such Fund’s Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and such Fund’s market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with provisions of the Prospectus (the term “Prospectus” to include the summary prospectuses and statutory prospectuses of the Portfolios of the Funds as defined in Rule 498 under the 1933 Act) and SAI of the applicable Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares received by the

Company or any Indirect Intermediary (as defined below) prior to the Valuation Time (as defined below) shall be submitted directly or indirectly by the Company to the applicable Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (Orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per share in accordance with Rule 22c-1 under the 1940 Act.); and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio’s then current Prospectus or SAI and/or as instructed by the Underwriter. The Company further agrees to make reasonable efforts to assist the applicable Fund and its service providers (including but not limited to the Underwriter) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares. To the extent the Company has actual knowledge of violations of either Fund’s policies (as set forth in the then current Prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees to report such known violations to the Underwriter. For purposes of this provision, the term “Valuation Time” refers to the time as of which the shares of a Portfolio are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business.

2.13.        The Company agrees to provide promptly to the Underwriter, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”) and the Contract number or participant account number, if known, of the Account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) (as defined below) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Underwriter, the Company shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions (each, as defined below).

(a)        Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Underwriter may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the applicable Fund or the Underwriter for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio (as defined below). If requested by the Underwriter, the Company will provide the information specified in this Section 2.13 for each trading day.

(b)        Form and Timing of Response. The Company agrees to provide, promptly upon request of the Underwriter, the requested information specified in this Section 2.13. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 2.13 is itself a “financial intermediary,” as that term is defined in Rule 22c-2 under the 1940 Act (an

“Indirect Intermediary”) and, upon request of the Underwriter, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 2.13 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Underwriter whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contractholder and transaction information provided to the Underwriter should be consistent with the NSCC Standardized Data Reporting Format.

(c)        Limitations on Use of Information. The Underwriter agrees not to use the information received under this Section 2.13 for marketing or any other similar purpose without the prior written consent of the Company; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Underwriter, a Fund or their affiliates at the time the information is received pursuant to this Section 2.13 or information which comes into the possession of the Underwriter, a Fund or their affiliates from a third party.

(d)        Agreement to Restrict Trading. The Company agrees to execute written instructions from the Underwriter to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contractholder that has been identified by the Underwriter as having engaged in transactions in Portfolio shares (directly or indirectly through the Company’s Account) that violate policies established or utilized by the applicable Fund or the Underwriter for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. Unless otherwise directed by the Underwriter, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.

(e)        Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract number or participant account number associated with the Account, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

(f)        Timing of Response. The Company agrees to execute instructions from the Underwriter as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

(g)        Confirmation by the Company. The Company must provide written confirmation to the Underwriter that the Underwriter’s instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(h)        Definitions. For purposes of this Section 2.13, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

(i)        The term “Contractholder” means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

(ii)        The term “Contractholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Portfolio as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required “free look” period.

(iii)        The term “Contractholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

(iv)        The term “Portfolios” shall mean the constituent series of the Funds, but for purposes of this Section 2.13 shall not include Portfolios excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

(v)        The term “promptly” shall mean as soon as practicable but in no event later than five (5) business days from the Company’s receipt of the request for information from the Underwriter.

(vi)        The term “written” includes electronic writings and facsimile transmissions.

(vii)        In addition, for purposes of this Section 2.13, the term “purchase” does not include the automatic reinvestment of dividends or distributions.

2.14.   Each party shall maintain and preserve all records required by law, rule and regulation to be maintained and preserved in connection with the activities contemplated herein.

A party hereto may request of another party, and the requested party shall provide as reasonable, copies of all the historical records relating to transactions contemplated herein, written communications regarding the Funds to or from Contractholders, and other materials reasonably related to transactions contemplated herein. In addition, Company shall provide representatives of Underwriter and each Trust with reasonable access to its personnel and its records to: (i) enable them to monitor the quality of services being provided by Company pursuant to this Agreement and Company’s compliance with this Agreement and applicable law, rule and regulation and (ii) verify amounts payable or owed under this or any related Agreement. From time-to-time, the Company or its designee may submit a due diligence questionnaire to the Underwriter, and Underwriter shall complete and return such due diligence questionnaire within a reasonable timeframe. Upon request, Underwriter shall promptly provide to the Company or its designee a copy of each Fund’s Statement on Standards for Attestation Engagements 16 Report (“SSAE 16”) and their respective Financial Intermediary Controls and Compliance Assessment. The Company or its designee agrees to provide the Fund and Underwriter with reasonable notice of their intention to conduct such an audit. The parties shall cooperate in good faith in providing records to one another.

ARTICLE III.

PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1.        Subject to Section 6.1, at least annually, the Fund or the Underwriter shall timely provide the Company with as many copies of such Fund’s current Prospectuses (or supplement thereto), as the Company may reasonably request for distribution, at the Fund’s expense, to Contract owners at the time of Contract fulfillment and confirmation (or, in the case of Prospectus supplements, when the supplement is disseminated). To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). . The Fund shall bear the expense of printing copies of the current summary prospectus and statutory prospectus, and any supplement thereto if requested by existing Contract owners, for the Contracts that will be distributed by the Company to existing Contract owners. The Company will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. The Fund shall provide the Company and the Company shall bear the expense of printing copies of the applicable Fund’s Prospectuses (describing only the Designated Portfolio(s)) and any supplement thereto, as the Company may reasonably request that are used in connection with offering the Contracts issued by the Company to prospective purchasers . If requested by the Company in lieu thereof, the applicable Fund shall provide such documentation (including a final copy of the final summary and/or statutory prospectus in electronic format at such Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectus for such Fund is amended) to have the new prospectus for the Contracts and such Fund’s new prospectus bound together in one document in accordance with applicable law, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Company with a copy of the Fund’s prospectus through electronic means to facilitate the Company’s efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund. The Company shall deliver any summary prospectuses to existing Contract owners and potential investors as required by, and in accordance with, Rule 498 and all other applicable laws. The Company shall not circulate or furnish to any investor any Prospectuses that have been withdrawn or supplemented, except in the latter case with the appropriate supplements.

3.2.        The Underwriter (or the applicable Fund), at its expense, shall provide a reasonable number of copies of the current SAI for such Fund free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3.        The applicable Fund shall provide the Company with information regarding such Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the applicable Fund.

3.4.        The applicable Fund, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5.        he Company shall:

(i)         solicit voting instructions from Contract owners;

(ii)         vote Fund shares in accordance with instructions received from Contract owners; and

(iii)        vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such Portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

3.6.        The Company shall be responsible for assuring that each Account participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the applicable Fund may adopt and provide in writing.

ARTICLE IV.

SALES MATERIAL AND INFORMATION

4.1.        The Company shall furnish, or shall cause to be furnished, to the applicable Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which such Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the applicable Fund or its designee, and such Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. The applicable Fund or its designee reserves the right to reasonably object to such use of any such sales literature or other promotional material in which such Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if such Fund or its designee so object within five (5) Business Days after receipt of such material.

4.2.        The Company shall not give any information or make any representations or statements on behalf of either Fund or concerning a Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus or SAI for the applicable Fund shares, as such registration statement and Prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the applicable Fund, or in published reports for the Fund, which are in the public domain or approved by the Fund, Adviser, or Underwriter or in sales literature or other promotional material approved by the applicable Fund or its designee or by the Underwriter, except with the permission of the applicable Fund or the Underwriter or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The applicable Fund shall be entitled to review Company’s placement of sales materials with the summary prospectus in order to review Company’s compliance with applicable laws. The applicable Fund, Adviser, or Underwriter agrees to respond to any request for approval on a prompt and timely basis.

4.3.        The applicable Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.        The applicable Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the

Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5.        The applicable Fund will provide to the Company at least one complete copy of all registration statements, summary and/or statutory prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to such Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.        The Company will provide to the applicable Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the applicable Fund and the Underwriter any complaints received from the Contract owners pertaining to such Fund or its Designated Portfolios.

4.7.        For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to a Fund or any affiliate of a Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to a Fund.

ARTICLE V.

FEES AND EXPENSES

5.1.        Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

5.2.        All expenses incident to performance by the applicable Fund under this Agreement shall be paid by such Fund. The applicable Fund shall see to it that all its Designated Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by such Fund, in accordance with applicable state laws prior to their sale. The applicable Fund shall bear the expenses for the cost of registration and qualification of such Fund’s Designated Portfolio shares, preparation and filing of such Fund’s Prospectuses and registration statement, SAI, proxy materials and reports, setting the Prospectuses in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a Fund prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of such Fund’s shares.

5.3.      The Company shall bear the expenses of distributing Fund prospectuses to owners of Contracts issued by the Company and of distributing Fund proxy materials and reports to such Contract owners. The Company will distribute these prospectuses, proxy material, reports, and other communications to existing Contract owners and will bill the applicable Fund for the reasonable cost of such distribution.

ARTICLE VI.

POTENTIAL CONFLICTS

6.1.      The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Funds and/or the Underwriter by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) shall apply and be incorporated herein by reference only if any of the Company, any Participating Insurance Company, a Fund or the Adviser relies on the exemptions from Sections 9(a), 13(a), 15(a) or 15(b) of the 1940 Act granted by the Mixed and Shared Funding Exemptive Order; (iii) will be incorporated herein by reference; and (iv) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary. A copy of the Mixed and Shared Funding Exemptive Order is attached hereto as Schedule B.

6.2.      Without limitation of the foregoing, and pursuant to the conditions set forth in Section 6.1:

(a)      Each Board monitors its respective Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all Accounts investing in a Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Portfolio are being managed; (v) a difference in voting instructions given by variable annuity Contract owners and variable life insurance Contract owners; or (vi) a decision by an insurer to disregard the voting instructions of Contract owners.

(b)      The Company will report to Pacific Investment Management Company LLC (“PIMCO”) (on behalf of the Board(s)) any potential or existing material irreconcilable conflicts of which it becomes aware. The Company will assist the Board(s) in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board(s) with all information reasonably necessary for the Board(s) to consider any issues raised. This includes, but is not limited to, an obligation of the Company to inform PIMCO (on behalf of the Board(s)) whenever Contract owner voting instructions are disregarded. The responsibility to report such information and conflicts and to assist the Board(s) in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order will be carried out with a view only to the interests of the Contract owners.

(c)      If it is determined by a majority of a Board, or a majority of such Board’s disinterested members, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Accounts from the relevant Fund or Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners, life insurance Contract owners, or variable Contract owners of the Company) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new managed separate account.

(d)        If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the relevant Portfolio’s election, to withdraw the Account’s investment in the Portfolio and no charge or penalty will be imposed as a result of such withdrawal. It is the Company’s responsibility to take remedial action in the event of a Board determination of a material irreconcilable conflict and to bear the cost of such remedial action. Such responsibilities shall be carried out with a view only to the interests of the Contract owners.

(e)        For purposes of Sections 6.2(c)-(e) of this Agreement, a majority of the disinterested members of the relevant Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will a Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.2(c) to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

(f)        The Funds hereby notify, and the Company acknowledges, that prospectus disclosure regarding potential risks of mixed and shared funding may be appropriate.

(g)        The Company will submit to PIMCO (on behalf of the applicable Board) no less than annually, or more frequently at a Board’s request, such reports, materials or data as each Board may reasonably request so that the Board(s) may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order.

6.3.        If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5 and 3.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII.

INDEMNIFICATION

7.1.        Indemnification By the Company

(a)        The Company agrees to indemnify and hold harmless the Funds and the Underwriter and each of their trustees/directors and officers, and each person, if any, who controls a Fund or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with a Fund or the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)        arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)        arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)        arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to a Fund by or on behalf of the Company; or

(iv)        arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

(v)        arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b)        The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

(c)        The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2.      Indemnification By the Underwriter

(a)        The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents thereof and each person, if any, who controls or is under common control with the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and:

(i)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund or other material (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)        arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Underwriter or persons under the control of the Underwriter ) or wrongful conduct of the Underwriter or persons under the control of the Underwriter , with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)        arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, Underwriter or persons under the control of the Underwriter; or

(iv)        arise as a result of any failure by the Underwriter or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)        arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b) No party will be entitled to indemnification under Section 7.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard or its obligations or duties under this Agreement.

ARTICLE VIII.

APPLICABLE LAW

8.1.        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

8.2.        This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

8.3.        If a dispute arises between parties hereto that are members of FINRA, and such parties are unable to resolve the dispute between themselves, it shall be settled by arbitration to the extent required by and in accordance with the then existing FINRA Code of Arbitration Procedure.

ARTICLE IX.

TERMINATION

9.1.        This Agreement shall continue in full force and effect with respect to the Company, the Underwriter, and each applicable Fund individually, until the first to occur of:

(a)        termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

(b)        termination by the Company by written notice to the applicable Fund and the Underwriter based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)        termination by the Company by written notice to the applicable Fund and the Underwriter in the event any of such Fund’s Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by a Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the insurance commissioner or like official of any state (“Insurance Commissioner”) or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Fund shares; provided, however, that a Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company by written notice to the applicable Fund and the Underwriter in the event that formal administrative proceedings are instituted against a Fund or Underwriter by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Fund or the Underwriter to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the applicable Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(g) termination by a Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

(h) termination by a Fund or the Underwriter by written notice to the Company, if a Fund or the Underwriter, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)        termination by the Company by written notice to the applicable Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that such Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j)        termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of a Fund in accordance with the terms of the Contracts, provided that the Company has given at least sixty (60) days prior written notice to the applicable Fund and Underwriter of the date of substitution; or

(k)        termination by a Fund if such Fund’s Board has decided to (i) refuse to sell shares of such Fund’s Designated Portfolio to the Company and/or its Account; (ii) suspend or terminate the offering of shares of such Fund’s Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of such Fund or any of such Fund’s Designated Portfolios, subject to the provisions of Section 1.1; or

(l)        termination by any party with respect to a Fund in the event that such Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI; or

(m)        the Company violating any anti-bribery and corruption laws or engaging in any other unlawful conduct referenced in Section 2.11.

Termination of this Agreement with respect to one Fund individually shall not result in termination with respect to the other Fund.

9.2.    (a)    Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the applicable Fund(s) and the Underwriter shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by such Fund(s) and the Underwriter, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, based on instructions from the owners of the Existing Contracts, the Account shall be permitted to reallocate investments in the Designated Portfolios of a Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Account in the Designated Portfolios subject to such termination within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of such Designated Portfolios. A Fund may, in its discretion, permit the Account to continue to invest in such Fund’s Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that such Fund agrees in writing to permit the Account to continue to invest in such Designated Portfolios at the beginning of any such year.

(b)        In the event (i) the Agreement is terminated pursuant to Sections 9.1(g) or 9.1(l), at the option of a Fund or the Underwriter; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a “triggering event” and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the “request date”), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios subject to such termination held by the Account, received by the applicable Fund and its agents as of the request date, and the applicable Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and such Fund’s registration statement.

(c)        The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Account continue to be invested in a Fund or any Designated Portfolio of a Fund, Articles I, II, VI, VII and VIII will remain in effect after termination.

ARTICLE X.

NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to PIMCO Variable Insurance Trust:	PIMCO Variable Insurance Trust 650 Newport Center Drive Newport Beach, CA 92660 Attention: Legal Department

With a copy to:

Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA 92660 Attention: Legal Department

If to PIMCO Equity Series VIT:

PIMCO Equity Series VIT

650 Newport Center Drive

Newport Beach, CA 92660

Attention: Legal Department

With a copy to:

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, CA 92660

Attention: Legal Department

If to the Company:	Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, MN 55415-1665 Attention: Joe Barnes, Mailstop 1330

If to Underwriter:	PIMCO Investments LLC 1633 Broadway, 45th Floor New York, NY 10019

ARTICLE XI.

MISCELLANEOUS

11.1.    All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective applicable Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against such Fund. The parties agree that neither the Board, officers, agents or shareholders of a Fund assume any personal liability or responsibility for obligations entered into by or on behalf of such Fund.

11.2.    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3.    The Company agrees to promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

11.4.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.5.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.6.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.7.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.

11.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.9.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.10.  The Company shall furnish, or shall cause to be furnished, to the applicable Fund(s) or its designee copies of the following reports:

(a)        the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b)        any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulatory, as soon as practicable after the filing thereof.

11.11.  The Company shall establish, implement and maintain an adequate business continuity policy aimed at ensuring, in the case of an interruption to its systems and procedures, the preservation of essential data and functions, and the maintenance of services and activities, or, where that is not possible, the timely recovery of such data and functions and the timely resumption of its services and activities. The Company shall maintain a log of all business continuity events. In the event that a material business continuity event occurs, the Company shall advise the Underwriter and the Funds promptly of such event and the steps proposed in order to minimize any interruption to its services hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

THRIVENT FINANCIAL FOR LUTHERANS

By:

Name: Teresa J. Rasmussen

Title:	President

Date:

PIMCO VARIABLE INSURANCE TRUST

By:

Name:

Title:

Date:

PIMCO EQUITY SERIES VIT

By:

Name:

Title:

Date:

PIMCO INVESTMENTS LLC

By:

Name:

Title:

Date:

Schedule A

The term “Designated Portfolios” will include any series of the PIMCO Variable Insurance Trust or the PIMCO Equity Series VIT that offers Administrative, Institutional, Advisor and/or M Class Shares and that is operating as of the date of this Agreement or that thereafter commences operations, other than any such series that ceases operations.

Segregated Asset Accounts	Date Established

Thrivent Variable Annuity Account I	10/31/2002

Schedule B

Mixed and Shared Funding Exemptive Order (Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998) (Order))